Exhibit 99.1
SEPARATION AGREEMENT AND GENERAL RELEASE
October 16, 2006
Mr. Kenneth Levy
Dear Ken:
This Separation Agreement and General Release (“Agreement”) confirms the terms of your retirement from KLA-Tencor Corporation (“KLA”). You retired as a Chairman of the Board, director, officer and employee of KLA (and all applicable subsidiaries and affiliates of KLA) as of October 16, 2006, and you were named Chairman Emeritus by the Board. You acknowledge that, as of the date of your retirement, you have been paid all compensation owed to you as of that date.
If you sign this Agreement, and provided you do not exercise your right of revocation, the consideration provided herein will be made available to you. Please read the following carefully as it sets forth the terms of our separation agreement and contains a release of claims. If you agree to its terms after considering them as provided in this Agreement, you are asked to sign it not later than November 6, 2006, and it will be binding upon you.
I. BENEFITS UPON SIGNING OF THE AGREEMENT
On or about seven (7) calendar days after your execution of this Agreement, provided you do not exercise your right of revocation and provided all applicable conditions of this Agreement are met, you will be paid a lump sum amount equal to $37,500, which is 25% of your current base salary ($150,000 per year), less required deductions. This payment will be made to you in accordance with KLA’s normal payroll practices for salaried employees. With the exception of the payment of your remaining salary due through the date of your retirement and the reimbursements described in the next paragraph, you will not be eligible for any additional payment under any other agreement or any severance or other plan, policy or program.
On or about seven (7) calendar days after your execution of this Agreement, provided you do not exercise your right of revocation and provided all applicable conditions of this Agreement are met, you will be entitled to receive the following until you reach age 70: (a) reimbursement for the costs of an executive office (not on Company premises) and related amenities, provided that such reimbursement will not exceed $50,000 per year; and (b) the full-time services of your current administrative assistant (or her replacement), who will be an employee of the Company, provided that the fully-loaded cost for such assistant does not exceed $100,000 per year.
II. TERMINATION OF EMPLOYMENT AND CONTRACT
As set forth above, you retired as a director, officer and employee of KLA on October 16, 2006. As of that date, by mutual agreement your employment with KLA immediately ceased, and any

Mr. Kenneth Levy
October 16, 2006

and all employment or service contracts between you and KLA (or any of its predecessors or affiliates) immediately terminated, with each party having no further monetary or other obligations thereunder.
III. RELEASE OF CLAIMS
In consideration of the benefits of this Agreement as provided for above, you release KLA, any affiliated companies, and the current and former officers, directors, agents, attorneys, and employees and assigns of KLA and any affiliated companies, from any and all claims up through the date of the execution of this Agreement. The claims subject to this release include, but are not limited to, those related to your roles as director, officer and employee of KLA and the termination thereof and those related to any employment or service contract between you and KLA (or any of its predecessors or affiliates) and the termination thereof. All such claims (whether known or unknown) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, or ordinances, including, but not limited to, the Workers Adjustment and Retraining Notification Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medial Leave Act; the Equal Pay Act of 1963; the Age Discrimination in Employment Act; and any similar law of any other state or governmental entity. The foregoing release shall not apply to (1) claims for indemnification arising under or with respect to Labor Code Section 2802, other provisions of law, KLA’s bylaws, or your indemnification agreement with KLA, (2) your right to continue your health insurance benefits under COBRA, (3) your rights under this Agreement, (4) your rights to vested benefits under the terms of any KLA benefit plan, and (5) any claims relating to the historical stock option practices of KLA during your affiliation with KLA (provided that this exclusion does not cover compensation and valuation claims by you relating to stock options and other equity awards granted to you or exercised by you, which are the subject of Section V hereof).
The parties agree to apply California law in interpreting this Agreement. Accordingly, you further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known to him, must have materially affected his settlement with the debtor.”
IV. COOPERATION
Given your prior long-standing position as a director, officer and employee of KLA, you agree that you will cooperate with KLA in connection with any internal investigation, and the defense or prosecution of any claim that may be made against or by KLA, or in connection with any ongoing or future investigation or dispute or claim of any kind involving KLA, including any proceeding, civil or criminal, before any arbitral, administrative, judicial, legislative, or other body or agency. This cooperation is limited to providing to KLA any documents or other

Mr. Kenneth Levy
October 16, 2006

tangible information in your possession or control, and executing and delivering any documents that may be reasonably necessary to carry out the provisions of this Agreement
In addition, you will provide reasonable transition assistance to KLA’s management for up to six (6) months after the date of your resignation.
V. STOCK OPTIONS AND RESTRICTED STOCK UNITS
You acknowledge that your unvested KLA stock options and restricted stock units ceased vesting in connection with your retirement, and that your unvested stock options and restricted stock units were cancelled as of the date of your retirement. The exercise price of all of your vested, unexercised stock options which KLA determines were retroactively priced will be increased to the fair market value on the corrected measurement dates used for financial accounting purposes (such values and dates to be determined in connection with KLA’s pending restatement of financial statements). The exercise period for each of your vested, unexercised stock options will be extended to the later of the current post-employment exercise period in effect for such vested option, and the end of the 30-day period measured from the first day the options can be exercised in compliance with applicable Federal securities laws (e.g., KLA’s S-8 registration statements are re-activated); it being specifically understood and agreed that (a) KLA shall take no action to frustrate your ability to exercise such options and that such options shall in no event be terminated or expire until you have had at least 30 days in which to exercise such options and sell the underlying shares without impediment, and (b) notwithstanding KLA’s compliance with the foregoing clause (a), your ability to exercise such options at that time may be affected by legal limitations, requirements or restrictions arising from KLA’s legal situation in relation to stock options..
VI. MISCELLANEOUS
This Agreement contains the entire understanding regarding the subjects addressed herein, including but not limited to your eligibility for and the payment of severance benefits, and supersedes any or all prior representations and agreements regarding the subject matter of this Agreement. However, this Agreement does not modify, amend or supersede written KLA agreements that are consistent with enforceable provisions of this Agreement such as KLA’s Proprietary Information and Inventions Agreement and your obligation to repay KLA loan(s), if any. Once effective and enforceable, this Agreement can be changed only by another written agreement signed by you and each of the persons (or their designees) who sign below.
VII. OTHER RIGHTS
You also understand and acknowledge that you:
a.	have had at least twenty-one (21) full calendar days within which to consider this Agreement before executing it (this period is the “consideration period”);

Mr. Kenneth Levy
October 16, 2006

b.	have seven (7) full calendar days within which to revoke this Agreement after it is executed;

c.	have carefully read and fully understand all of the provisions of this Agreement and have been advised to consult with an attorney;

d.	are, through this Agreement, releasing KLA from any and all claims you may have against KLA consistent with the terms of this Agreement;

e.	knowingly and voluntarily agree to all of the terms set forth in this Agreement; and

f.	knowingly and voluntarily intend to be legally bound by the same.
In understanding the terms of this Agreement and your rights, you are advised to consult with an attorney of your choice prior to executing it. Also, nothing in this Agreement shall prohibit you from exercising legal rights that are, as a matter of law, not subject to waiver such as (1) your rights, if any, under applicable workers compensation laws; (2) your right, if any, to unemployment benefits; and (3) your right to file a charge with the Equal Employment Opportunity Commission.
VIII. EXPIRATION OF OFFER — DELIVERY OF ACCEPTANCE
The offer of this Agreement shall expire on November 6, 2006.
This Agreement with your signature must be delivered or mailed to Larry Gross, Executive Vice President — Legal, at KLA-Tencor Corporation, 160 Rio Robles, San Jose, CA. 95134 on or before November 6, 2006.
Should you wish to revoke this Agreement after signing it, this must be done within seven (7) calendar days after your execution of the Agreement. You must deliver or mail written notification of your revocation to Larry Gross at the same address as above. Unless you personally deliver the signed revocation within this seven (7) calendar day period, it must be sent by a traceable overnight delivery service or traceable overnight express mail and postmarked within this period. The effective date of this Agreement will be the eighth day after such execution, provided you do not exercise your right of revocation.
You understand that signing this Agreement, and accepting the payments and benefits it provides, represents full satisfaction of all other contractual or plan-based severance payments and/or benefits from KLA or assumed by KLA.
IX. ENFORCEABILITY OF THIS AGREEMENT
Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of this Agreement shall be settled by arbitration. You and KLA agree to submit to

Mr. Kenneth Levy
October 16, 2006

arbitration before a panel of three arbitrators under the employment arbitration rules of the Judicial Arbitration and Mediation Services or any successor hereto. The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of this Agreement. This Agreement to arbitrate shall be interpreted in a manner so as to ensure its enforceability under applicable state or federal law. The Company will pay the costs of arbitration, and otherwise each party will pay their own legal fees and expenses.
Should any provision of this Agreement be determined by any court of competent jurisdiction or arbitrator to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect.
Please contact me if you have any questions.
Sincerely,
KLA-Tencor Corporation

By:	/s/ Jeffrey L. Hall

Jeffrey L. Hall, Chief Financial Officer

10/16/06 Date Signed
I UNDERSTAND AND ACCEPT THE ABOVE TERMS INCLUDING BUT NOT LIMITED TO THE RELEASE OF CLAIMS.

/s/ Kenneth Levy Kenneth Levy

10/17/06 Date Signed